                      MONTHLY CERTIFICATEHOLDERS STATEMENT
                            CAPITAL ONE MASTER TRUST

                                 SERIES 1998-6

     Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), between Capital One Bank, as Seller and Servicer (the "Bank"), and the Bank of New York, as trustee (the "Trustee") and pursuant to the Amended and Restated Series 1998-6 Supplement dated as of November 17, 1994 and amended and restated as of October 31, 1997 among the Bank, the Trustee and Union Bank of Switzerland, New York Branch, as servicing agent, the Bank as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of October 15, 1999, and with respect to the performance of the Trust during the month September, 1999 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

1)  The total amount of the distribution to Series 1998-6 Certificateholders on the
Payment Date is                                                                                                         0.0000000000
                                                                                                               ---------------------

2) The amount of the distribution set forth in paragraph 1 above in respect of principal
on the Series 1998-6 Certificate is                                                                                     0.0000000000
                                                                                                               ---------------------

3)  The amount of the distribution set forth in  paragraph 1 above in respect of interest
on the Series 1998-6 Certificates                                                                                       0.0000000000
                                                                                                               ---------------------

4)  The total amount of the distribution to Collateral Indebtedness Holder on the
Payment Date is                                                                                                         0.0000000000
                                                                                                               ---------------------

5)  The amount of the distribution set forth in 4 above in respect to principal
on the Collateral Indebtedness Interest is                                                                              0.0000000000
                                                                                                               ---------------------

6)  The amount of the distribution set forth in 4 above in respect to interest
on the Collateral Indebtedness Interest is                                                                              0.0000000000
                                                                                                               ---------------------


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